Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-59686, 33-80072, 33-81690, 33-83196, 333-872, 333-40791,
333-67215, 333-93571, 333-51322, 333-53876, 333-73506, 333-96791, 333-99655,
333-101696 and 333-103764) pertaining to the various stock issuance programs of Microchip Technology Incorporated of our report dated April 23, 2003, with respect to the consolidated financial statements of Microchip Technology Incorporated included in this Annual Report (Form 10-K) for the year ended March 31, 2003.

                                        /s/ Ernst & Young LLP

Phoenix, Arizona
June 4,  2003